CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting the part of The Lazard Funds, Inc. Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of our report dated February 2, 2001, relating to the financial statements and financial highlights of The Lazard Funds, Inc. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the captions "Independent Public Accountants" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.


                                                    Anchin, Block & Anchin LLP


April 27, 2001